UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2002

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                                  I-TRAX, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                0-30275                 23-3057155
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(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)

One Logan Square
130 N. 18th St., Suite 2615
Philadelphia, PA                                                19103
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (215) 557-7488

                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)









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Item 5. Other Events.

         I-trax, Inc. ("I-trax") voluntarily discloses the following recent developments:

         Private Placement

         Effective as of January 29, 2002, I-trax closed a private placement of its Common Stock originally initiated in October 2001. In this private placement, I-trax sold an aggregate of 4,011,000 share of its Common Stock at a price of $.50 per share, raising a total of $2,005,500. The private placement was competed pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

         Stock for Services

         Effective as of January 16, 2002, I-trax issued an aggregate of 784,975 share of its Common Stock to consultants and a subcontractor in exchange for services. The private placement was competed pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

         Employee Salary Deferment Program

         Beginning in the fourth quarter of 2000, in an effort to conserve its available cash, I-trax established a salary deferment program whereby certain executive officers and certain other senior level employees agreed to defer all or a portion of their salaries until I-trax reached positive cash flow or secured significant financing either from equity or debt instruments. As consideration for such deferrals, I-trax agreed to pay interest at the rate of 8% per annum on the deferred salary. In addition, as consideration for participating in this program, I-trax agreed to grant all officers and employees participating in the program warrants to purchase I-trax Common Stock to the extent that I-trax grated warrants to third party investors during the period that such officers and employees were deferring their salary. The program remained in effect until December 31, 2001.

         As of December 31, 2001, a total of $1,038,876 was deferred pursuant to this program. Of such total amount, $814,595 was converted into warrants to acquire 2,327,415 shares at an exercise price of $0.15 per share. Further, as consideration for participating in the salary deferment program, I-trax granted to the participating officers and employees warrants to acquire a total of 710,983 shares at an exercise price of $.50 per share and warrants to acquire a total of 102,703 shares at an exercise price of $1.00 per share.









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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            I-TRAX, INC.



Date:  January 29, 2002                     By:   /s/ Frank A. Martin
                                                -------------------------------
                                            Name:   Frank A. Martin
                                            Title:  Chief Financial Officer





















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